Exhibit 24.1

Power of Attorney

Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited (“the Corporation”), a Netherlands Antilles corporation, hereby appoints Jean-Marc Perraud, Howard Guild and Ellen Summer, and each of them, the attorney or attorneys of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned to execute and file with the Securities and Exchange Commission the Form 10-K Annual Report under the Securities Exchange Act of 1934 for the year ending 2006, and any amendment or amendments to any such Form 10-K Annual Report, and any agreements, consents or waivers relative thereto, and to take any and all such other action for and in the name and place and stead of the undersigned as may be necessary or desirable in connection with any such Form 10-K Annual Report.

/s/ John Deutch John Deutch Director	/s/ André Lévy-Lang André Lévy-Lang Director

/s/ Jamie S. Gorelick Jamie S. Gorelick Director	/s/ Michael E. Marks Michael E. Marks Director

/s/ Andrew Gould Andrew Gould Director Chairman and Chief Executive Officer	/s/ Tore Sandvold Tore Sandvold Director

/s/ Tony Isaac Tony Isaac Director	/s/ Nicolas Seydoux Nicolas Seydoux Director

/s/ Adrian Lajous Adrian Lajous Director	/s/ Linda G. Stuntz Linda G. Stuntz Director

Date: January 18, 2007

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